SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report
August 3, 2000

                     CACI International Inc
(Exact name of registrant as specified in its Charter)

                         Delaware
(State or other jurisdiction of incorporation)

                0-8401
(Commission File Number)

                54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                 Arlington, Virginia 22201
(Address of principal executive offices)(Zip code)

                          (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5:    OTHER EVENTS

On August 2, 2000, the Registrant announced that its Board of Directors had authorized the Registrant to begin an active program of repurchasing up to one million (1,000,000) shares of its Common Stock. The amount of shares and the terms of individual transactions will depend on the state of the market. The program was initiated because the Registrant believes its shares are undervalued and represent a good investment, and the program is consistent with the Registrant's continuing goal of enhancing shareholder value.

ITEM 7:    FINANCIAL STATEMENTS AND EXHIBITS

(c)   EXHIBITS

99.1	Press Release dated August 2, 2000 announcing commencement of a stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                CACI International Inc
                         Registrant

By:
Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary